Exhibit 99.01

ONSCRIBE ACCESS AGREEMENT
This Access Agreement (this "Agreement") is entered into as of February 12th, 2008, (the "Effective Date") by and between OnScribe, Inc., a Florida corporation ("OnScribe") and DigitalPost Interactive, Inc. a California Corporation (the "Company") located at 3240 El Caino Real, Suite 230 Irvine, CA  92602

      A. OnScribe permits its customers ("OnScribe Members") to access certain fee-based, third-party Web sites through the Web site located at www.onscribe.com (the "OnScribe Site")

    B.          The Company owns and operates the Web site located at [www.thefamilypost.com] (the “Company Site”), certain portions of which are only available to users that have paid the Company a fee (the “Fee-Based Content")

        C.        Onscribe and the Company desire that OnScribe Members be able to access Fee-Based Content through the OnScribe Site, as set forth in this Agreement.

     D.    The Company is a Company within the Vendor group. NOW, THEREFORE, for other good and valuable consideration, the receipt of which is by this Agreement acknowledged, OnScribe and the Company agree as follows:

1.              Term . The term of this Agreement (the "Term") shall commence upon the Effective Date and terminate 1 year after the Effective Date ("Initial Term"). The Term shall automatically renew for successive 1 year renewal terms, unless either party delivers written notice to the other party of its intention not to  renew at least 60 days prior to the expiration of the then-current Term

2.             Payments . All payments due pursuant to this Agreement shall be payable as set forth on Schedule A. OnScribe

3.           Reporting . OnScribe shall provide the Company access to one or more sections of OnScribe’s Web site to allow the Company to review aggregated, demographic data about OnScribe’s Members visiting the Company’s Web Site.

4.           Access . The Company shall: (A) cause the Fee-Based Content to be accessible to OnScribe Members via the OnScribe Site on the same level with respect to the nature, quality, features, functionality and performance that the Company makes available to other subscribers to the Company Site; (B) provide OnScribe passwords that will permit such access; (C) not charge any fees or costs directly to OnScribe Members for such access; and (D) otherwise use its best efforts, and cooperate to allow OnScribe to implement the OnScribe service.

5.          15-Days of Free Access . The Company shall provide OnScribe 15 days of free access to the Fee-Based Content for each OnScribe Member. OnScribe shall have the option to use such free access periods for free trials or other marketing purposes in OnScribe’s sole discretion. OnScribe members will have free access to Company website and OnScribe for a period of 15 days.<?xml:namespace prefix = o ns = "urn:schemas-microsoft-com:office:office" />

6.                    Customer Service . OnScribe shall be responsible for all contact and communications with OnScribe Members regarding trouble shooting, access and other issues. OnScribe and the Company shall cooperate to resolve such issues.

7.                    Notice of Cancellation of Paid Services Offerings . The Company shall provide OnScribe at least 60 days prior written notice of it ceasing to offer Fee-Based Content.

8.                    Company Marks . The Company hereby grants to OnScribe a limited, worldwide, non-exclusive, royalty-free license to include and display the Company's trademarks, trade names, service marks, logos and designations that the Company may own or use from time to time on the OnScribe Site and in connection with the disclosure, description, and promotion of OnScribe's products and services to OnScribe Members and potential OnScribe Members.

9.                    OnScribe Members are Customers of OnScribe . As and  between OnScribe and the Company, all OnScribe Members shall be deemed customers of OnScribe and OnScribe shall exclusively own all data regarding the names, addresses,  email addresses, content read or accessed, actions taken,   events, searches run, connection speed, browser type, domain, operating system, SIC Code, contact information, demographic information and other data and information about OnScribe’s Members.

10.                 Termination . Either party may terminate the Term immediately by delivering written notice, at any time, upon any of the following by the other party: (A) a breach of Section 11; or (B) a breach of any material provision of this Agreement, other than in Section 11, by the other party, which breach is not remedied within thirty (30) days following written notice to the other party of such breach; or (C) either part may cancel this agreement with a 60 day written notice at anytime. The provisions of Sections 2 (to the extent payments are due after termination), 11 and 12-16 shall expressly survive the    termination of the Term.

11.                 Mutual Confidentiality Obligations . Each party may disclose to the other party certain written information designated as confidential or that, by virtue of the nature of the   information or the circumstances surrounding disclosure, a reasonable party would understand to be confidential, including, without limitation, the terms of this Agreement, pricing information, revenue information, and technical and other business information of the disclosing party and its affiliates (the "Proprietary Information"). The receiving party will hold the Proprietary Information in strict confidence and will not disclose the Proprietary Information to any third parties without the disclosing party’s written consent, except that the receiving party may disclose the Proprietary Information only to persons bound by this Section to the extent necessary to carry out the receiving party’s obligations under this agreement. The receiving party will not be required to keep confidential such Proprietary Information that becomes   generally available to the public without fault on its part; is already rightfully in the receiving party's possession, without restriction prior to its receipt; is independently developed by the receiving party; is rightfully obtained by the receiving party from third parties without restriction; or is otherwise required to be disclosed by law or judicial process, provided that the receiving party delivers to the disclosing party sufficient notice of such required disclosure allowing the disclosing party to seek relief to prevent such disclosure or ensure the  confidentiality of such information, and cooperates with the disclosing party to seek this relief.

12. Indemnification Obligations. Each of OnScribe and the Company (the "Indemnifying Party"), at its own expense,

hereby agrees to indemnify, defend and hold harmless the other party (the "Indemnified Party") (and its respective officers, directors, employees, agents, representatives, shareholders, attorneys and affiliates) (the "Indemnified Group") against any third party claim, suit, action or proceeding brought against member(s) of the Indemnified Group that alleges or is based upon or arises out of (i) the Indemnifying Party's breach of any material representation, warranty or obligation arising under this Agreement, (ii) any act of negligence or intentional misconduct on the part of the Indemnifying Party, or (iii) any claim that the information, products, Web site content, or services provided by the Indemnifying Party violates a third party's copyright, patent, trademark, trade secret, service mark or any other intellectual property right or otherwise contain any defamatory, slanderous or libelous statements.

1.                    Governing Law, Jurisdiction and Venue .  This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida. The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in <?xml:namespace prefix = st1 ns = "urn:schemas-microsoft-com:office:smarttags" />Palm Beach County, Florida. Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Palm Beach County or the United States District Court, Southern District of Florida, West Palm Beach Division. Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court.

2.                    Warranties and Limitation on Liability . EXCEPT FOR A BREACH OF SECTION 11 (MUTUAL CONFIDENTIALITY OBLIGATIONS) AND SECTION 13 (THE PARTIES' INDEMNIFICATION OBLIGATIONS): (A) THE PARTIES SHALL IN NO EVENT BE LIABLE FOR ANY (i) SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR (i) COMMERCIAL LOSS OF ANY KIND, INCLUDING LOSS OF BUSINESS OR PROFITS, WHETHER BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE,

STRICT TORT OR ANY OTHER LEGAL THEORY, WHETHER OR NOT ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; AND (B) THE PARTIES ACKNOWLEDGE AND AGREE THAT EACH PARTY'S SOLE AND EXCLUSIVE REMEDY SHALL BE THE RECOVERY OF THE LESSER OF: (i) THE AMOUNT OF ACTUAL DIRECT MONETARY LOSS SUFFERED BY THE PARTY, OR (ii) THE ACTUAL AMOUNT PAID BY ONSCRIBE TO THE COMPANY PURSUANT TO THIS AGREEMENT DURING THE SHORTER OF (x) THE TERM, OR (y) THE TWELVE (12) MONTH PERIOD PRIOR TO THE BREACH OF THIS AGREEMENT.

3.                    Assignment . Neither party shall assign, sublicense or otherwise transfer (voluntarily, by operation or law or otherwise) this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party, except that either party may assign this Agreement upon the sale of all or substantially all of its assets or stock, without the written consent of the other party.

4.                    Miscellaneous . Nothing in this Agreement shall be construed as creating an employment, agency, joint venture or partnership relationship between the parties. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement is sought and making specific reference to this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

5.                    Entire Agreement . This Agreement and Schedule A are the complete and exclusive agreement between the parties with respect to its subject matter, superseding and replacing any and all prior agreements, communications and understandings (both written and oral) regarding such subject matter.

OnScribe and the Company have executed this Agreement as of the Effective Date.

OnScribe, Inc. By:/s/ Arthur Frischman Print Name: Arthur Frischman Title: President Address: 601 N. Congress Avenue, Suite 303, Delray Beach, Florida 33445	Digital Post Interactive By: /s/ Mike Sawtell Print Name: Mike Sawtell Title: CEO/President Address: 3240 El Camino Real, Suite 230 Irvine, CA 92602

SCHEDULE A

1. Revenue Share: OnScribe will share Revenue with All Vendors on a 50/50 basis with 50% of collected revenue -- from OnScribe packages that vendor is included in -- being shared by all vendors and 50% of collected revenue being kept by OnScribe. Individual Vendor revenue will be based on the % of traffic during a particular month generated to the vendor site from OnScribe as a % of the overall traffic generated from OnScribe to ALL Vendor sites. This percent is calculated on a monthly basis.
2. Bundles: Vendors will only share in revenue from packages that they are included in and not premium packages (i.e. Sports Package, Financial Package). If Basic Package is included in premium package, revenue from basic package will be included in Vendor Revenue Share.
Example: OnScribe collects $1,060,000 in Revenue during a particular month. $60,000 is collected for taxes leaving $500,000 to be share among all active Vendors. If the Company received 3% of all clicks during this month from OnScribe to the Company website, the Company will receive a $15,000 payment for that particular month.
3. Payment: Revenue Share Payment to Company from OnScribe will be made within 15 days after the end of the prior month.

4. Advance: Upon execution of this Agreement, OnScribe shall pay the Company $10,000 (the “Advance”), as a prepaid advance against future amounts payable by OnScribe to the Company pursuant to the payment obligations of OnScribe described below and in accordance with this Agreement. The Advance shall be non-refundable; provided, however, if the Company elects to cease offering Fee-Based Content to the same extent it does as of the date of this Agreement, the positive difference between the Advance and the amount actually earned by OnScribe to the Company pursuant to the payment obligations of OnScribe described below, if any, shall be immediately returned by the Company to OnScribe. For example, if the Advance is $10,000 and, at the time the Company elects to cease offering Fee-Based Content to the same extent it does as of the date of this Agreement, only $5,000 was earned by the Company pursuant to the payment obligations of OnScribe described below, the Company shall immediately refund $5,000 to OnScribe.